Exhibit 99.1

     On April 5,2005, The Interpublic Group of Companies held a conference call. A copy of the transcript of the call follows:

CORPORATE PARTICIPANTS

Phillipe Krakowsky
The Interpublic Group of Companies — SVP, Director of Corporate Communications

Michael Roth
The Interpublic Group of Companies, Inc. — CEO

Bob Thompson
The Interpublic Group of Companies, Inc. — CFO

Ellen Johnson
The Interpublic Group of Companies, Inc. — Treasurer

PRESENTATION

Philippe Krakowsky:
Thank you for joining us. We'd like to call attention to an 8-K that we are filing this morning that provides additional details, reconciliations and cautionary statements that apply to the information that will be provided on this call. We're joined today by members of our senior management team. We'll begin with prepared remarks from Michael Roth and Bob Thompson, to be followed by a question-and-answer session. Given the preliminary and unaudited nature of the financial information that will be discussed, management's ability to answer some of your questions will be constrained. We expect to complete the call by market open at 9:30 a.m. eastern time. And at this point I'd like to turn over the call to Michael Roth.

Michael Roth:
Thank you, Philippe. Good morning, and thanks for joining -- (Audio difficulties) and we are continuing to move with great urgency on our financial review process. It's important to mention that the filing issues we are facing are not impeding the quality and competitiveness of our professional product. Our clients continue to receive exceptional service and value from our agencies and the potential of our brands remain very strong. Having said that, I'll begin my remarks by updating you on the activities and timing connected to the filing delay. I'll then move on to those preliminary 2004 results we are currently able to provide, followed by a review of the tone of the business and a recap of significant recent events at our agencies. After that, we will open the floor to questions. As you will have seen from the various releases we issued last week, our efforts to receive consent from bondholders to amend our filing deadlines met with success. Our bankers have also been very supportive of the company as evidenced by the waiver we've obtained and described in our filings this morning. The bank and bondholder agreements speak to how we've strengthened our balance sheet and the strides we have made in improving the financial condition of our company. As previously disclosed, cash at year-end was $1.9 billion while debt totaled $2.2 billion. And as you know, our debt maturity profile is excellent, with only 250 million coming due between now and 2009. That maturity relates to our 7.875% senior unsecured notes to be paid in October of this year. We are working as diligently as possible to become current with our filings as quickly as possible, but we cannot make any assurances on the timing at this point. Given the complexity of the task at hand, the shortcomings we have disclosed in the control environment and the fact that we're in the initial stages of the process, it's difficult to identify a date for completing this process. However, as we get more clarity on the issues we will continue to keep the market informed. Although it is not our practice to release unaudited numbers due to the possibility of change, I believe we owe it to our investors to provide full 2004 results to the best of our ability. Of course, I must emphasize that the numbers we are about to share are preliminary in nature and unaudited. Notwithstanding those caveats, this snapshot should provide a better understanding of what is going on within our business. Full year revenue is estimated to be 6.2 billion, up 5.8% relative to 2003 as reported, and 1.9 percent in constant currency.

Net of acquisitions and dispositions, organic growth was 3.5 percent. Organic revenue as we calculate it, excluding pass-through out-of-pocket expenses, was 1.1 percent, marking the first time Interpublic has reported full-year organic revenue growth since the year 2000. Domestically, performance was much stronger with revenue up 4.4 percent for the year. Net of acquisitions and dispositions, organic growth was 5.5 percent. Excluding pass-through expenses our calculation of domestic organic revenue yields a 3.3 percent growth number. This positive trend was aided by a strong fourth quarter. We have also seen some good wins during the first quarter of 2005. International revenue was up 7.5 percent but down 0.9% in constant currency compared to 2003 as reported. Net of acquisitions and dispositions organic growth internationally was 1.1% . Excluding pass-through expenses our calculation of international organic revenue brings us to a negative 1.5%, principally due to poor performance at Lowe which we have begun to address, and I will discuss later. These preliminary organic revenue results for our domestic operations and for the company as a whole, bear out our belief that Interpublic is increasingly competitive in the marketplace. I will have more to say about the quality of our assets and the tone of our business a little later on this call. At this point, I'd like to turn it over to our CFO, Bob Thompson, who'll provide a little more detail in the 2004 performance.

Bob Thompson:
Thank you. As Michael mentioned, these are preliminary unaudited results which will likely change, but they should provide a further window into what's taking place in our company. Our revenue of 6.2 billion produced estimated operating income of approximately 390 million. This number excludes the impairment and restructuring charges as well as charges related to the exit from our motorsports operations. To date, we have identified approximately 35 million of out-of-period items which would increase operating income in 2004 to approximately 425 million. These items relate to lease accounting, earn-out payments, and revenue adjustments. These items are not currently expected to be quantitatively material to applicable prior year results and do not include adjustments for acquisitions made between 1996 and 2001 which have been previously disclosed. We can further outline for you the magnitude of the major factor dragging on operating income, which is professional fees. In 2004, professional fees were up by approximately $93 million compared to 2003. Of that 93 million, 70 million was driven by higher Sarbanes-Oxley and external audit fees while the balance relates to our investment shared services. Although these factors will significantly impact our financial results for the year, they, like the filing delay itself, are not reflective of the quality of our operations which Mike will now discuss in greater detail.

Michael Roth:
Thanks, Bob. During the past few weeks I've been speaking with and meeting with clients and found them to be very supportive. They understand that we have financial reporting challenges but these have nothing to do with the work they are receiving from our agency. I've also communicated with the search consultant community who are important intermediaries in the new business process. They, too, have been extremely supportive indicating that the financial issues that we are sorting out will not have any impact on their ability or willingness to introduce our agencies to prospective clients. In all of my conversations with clients, bankers and search consultants the constant that keeps coming up again and again is the appreciation for the strength of our agencies. Or as one person referred to as our great stable of brands. In light of the current situation, we should not lose sight of the strength of our various agencies and professional offerings. Interpublic remains one of the few global providers of integrated marketing services which are increasingly in demand. We certainly have a number of unique assets. McCann Erickson, the largest and most powerful global marketing network and winner of a number of major reviews in 2004 and early 2005 including Verizon, Staples, Viagra and most recently Intel, we have a dominant collection of U.S. independents that continues to deliver exceptional results. We have best in class direct, retail, and interactive marketing agencies like Draft and RGA, Jack Morton and Octagon, leaders in experiential and sports marketing where our competitors have very limited offerings and FCB, another of our strong brands which has begun to post solid revenue gains. In terms of organic revenue growth the areas that showed strength in 2004 included advertising, public relations, CRM, and interactive marketing as well as sports and experiential marking, though the latter did benefit from boost by having produced the opening and closing ceremonies of the Athens Olympics. As previously mentioned, organic growth in North America was strong. Asia was also strong and Latin America was up marginally. Europe remained challenged. In key growth markets such as China, India, and Brazil we saw robust organic growth in 2004. We are making significant headway in getting our business units to work together more effectively in order to meet the needs of our clients. Our success in integrating the efforts of 15 Interpublic companies for Bank of America is noteworthy. We are also doing a better job than ever of leveraging some of our exceptional assets such as Draft, Jack Morton, and RGA, the perennial interactive agency of the year. All three of these companies expanded their relationships with major Interpupublic clients last year. They also played key roles in the recent multiagency wins at Computer Associates and Nokia. Our public relation companies are also beginning more tightly integrated with other marketing services and recently took top honors as -- at a leading PR awards competition. Last year the organic growth initiative launched to promote cross agency collaboration in late 2003 contributed 85 million of incremental revenue from existing clients. Separately, our internal tracking showed strength in new business from advertising, direct marketing, healthcare communications and PR segments. These factors help offset the headline grabbing losses and drive continued improvement in organic revenue performance. I'm still amazed at that reliance placed in this industry on unsubstantiated and heavily type billings numbers as a measure of business vitality. It's clearly incumbent on to us provide some kind of new business metric that is GAAP compatible so as to provide a better understanding of the real dynamics of our business. A good example of this phenomenon has been our media operations. The Nestle and Unilever consolidations late last year made big news. Equally significant wins on SC Johnson International, Levi's, Interbrew, Boeing, and our defense of the GM Europe media assignment got a lot less press. It would make sense to have a better way to dimensionalize this activity and we are working on developing that metric. While I'm on the subject, let me further clarify the situation as it relates to our media offering. There's been a lot of speculation so let me set the record straight. Are we making changes to approach our media? Yes. Everyone in our industry must do so in order to address the fast-changing media environment. Do we have the right pieces to the puzzle? Absolutely. We have two strong global media brands, an excellent negotiation unit, and more high quality offerings in sports, entertainment, branded content, and other specialty practices than are available anywhere else. The challenge for us is to align these assets so as to deliver maximum impact for all our clients. Our new plan will not call for any action that harms our existing media brands. Nor will the change process we have undertaken interfere in any way with the service our media companies are delivering to clients to date. In essence, what we are looking to do is sharpen the focus of Interpublic's future media offering so as to enhance our ability to generate growth and operate more efficiently in this key area of our business. In closing, I'd like to briefly recap 2004 and tell you how I see our company's prospects. We are generating some good momentum with our range of traditional and new service offerings. As disclosed today, top-line performance is showing positive trends, particularly in North America. We continue to close the organic revenue gap with our peers, which is encouraging. We also continue to improve liquidity and lower debt over the course of the past year. Some important overhang issues like motorsports and the shareholders suits, were resolved. Others, like the control environment, must still be dealt with. As I said on more than one occasion, addressing internal controls is our most pressing priority. It's a necessary part of our turnaround. All of us deserve the opportunity to see this company move forward with a contemporary and effective financial infrastructure and one that enhances our business. Other notable accomplishments in 2004 include the appointment of new leadership team at Lowe in November. Their decision to focus on 12 key markets in which the company generates over 85% of revenue and profits is a sound one, as is their increasing openness to working collaboratively with other Interpublic agencies, as they did in the recent Nokia win. Of course, the Lowe network will remain active globally to support major multinational clients. That means Tony Wright, Ed Powers and their new team will also have to stabilize the smaller geographies and ensure that the performance does not drag down progress made in the 12 major markets. At FCB, I'm extremely pleased that we recruited Steve Blamer, who will soon join us as CEO. Working with Brendan and the entire team, he will help ensure that we keep building on the progress that agency has made this past year. That's a goal for all of us at Interpublic to share, to continue to leverage the strength of our agency brands into a competitive advantage in the marketplace. Our brands and our diverse service offerings combined with the financial strength of Interpublic are what can lead us back to performance that builds value for our shareholders. The filing delay and internal controls must and will be resolved so that we can realize this potential. But t hankfully the vitality of our operations continues to be strong. As Bob has outlined for us, the financial impact of Sarbanes-Oxley and shared services have proven much more onerous than previously expected. In the coming weeks we will be analyzing and modeling their continued impact on 2005 and 2006. We will also be looking at preliminary results for first quarter which should be rolling in during the first half of this month. All of this data will give us a better idea of where we stand on our revenue, margin, and other objectives. I remain committed to delivering on the turnaround here at Interpublic, as evidenced by my recent incentive agreement. I'm confident that we will continue to make progress on our key metrics by mid-2006. Just as I know that when we speak again on our next call, I will be in a position to provide much more of our 2004 results as well as on the timing and specifics of our turnaround efforts. I thank you very much for your support, and now we'll open the floor to questions.

Question:
 Thank you. Good morning. Michael, I was wondering if you could talk a little bit about what timeframe you hope to to cure your material control weakness, and then secondly I was wondering if could you discuss strategy for improving profitability in Europe? Thank you.

Michael Roth:
Well, thank you, Bill. As I indicated on the timing, it's too soon in the process for us right now to commit to a date. Obviously we're working as diligently as possible. We've brought in resources. We're adding to our financial organization to make sure that we do this as quickly as possible. But unfortunately I cannot state at this point because of the uncertainty as to the timing. In terms of the operations in Europe, obviously Lowe is a critical linchpin in turning that around. I think the fact that we've beefed up our -- our -- our resources, our people at Lowe indicate that we're committed to fixing this. In addition, we're getting some positive signs in terms of the meetings I've had with clients in Europe that the new team out there is very -- very proactive and -- and the type of work is -- is -- is very solid in terms of consistency with the creative work that Lowe has been so consistently known for. Obviously cost containment is important there as well, and -- and Tony and Ed Powers are looking very carefully at the various infrastructure issues that they address. They've eliminated one level of management already, which has had a positive impact on their bottom line, and we look forward to improved efficiencies there as well.

Question:
Couple of questions. Can you give any sense for the direction of organic revenue performance in the first quarter? Is it continuing to improve like you saw through the course of 2004? And then second question, another time line question, can you give us any sense for when you hope to fulfill your filing obligations with the SEC? Thank you.

Michael Roth:
Well, I know it's frustrating, and I know the question keeps coming up, and as by the way, I ask the same question in terms of our filing obligations. It's still just too soon. We have a lot of issues we have to address in terms of meeting that commitment, and as soon as we know the timing requirement, and where we're going to be we will announce that item. In terms of the tone of 2005, I think you've seen some recent wins that we've already announced, and the momentum for 2005 continues. We're actively engaged in a number of pitches we hope to win, so I would say that what we've seen at the fourth quarter in terms of new business wins we hope to continue into 2005.

Question:
Following up on your comment about 2005, understanding that it's very early and you have limited financial data, are you suggesting just given, sort of, the positive comments about some new business wins that we could potentially see acceleration organic growth in 2005? And then secondly, should we assume that the current guidance that was previously given about margin targets for '06 is off the table for now?

Michael Roth:
Well, first of all, I'm encouraged for the numbers that we put out for 2005 in terms of business planning process. Obviously, it's too early in the year for to us make any commitment of that but certainly our business plans call for an improvement in organic growth as we head into 2005. On the second question, refresh me again for a second.

Question:
The guidance that was previously out there for margin targets by June of '06.

Michael Roth:
I indicated in my remarks that, again, we're committed to achieving the targets and the turnarounds that we've mentioned before. The timing of the turnaround, which I know is one of the critical questions, is something that I will need to update everybody on once we get closer in terms of finalizing our numbers and our filing date. But we are certainly marching towards the margin improvements in the revenue goals that we've set out before. Nothing in this process has taken us off that objective, and we are constantly aware of the fact that we need to improve our margins and our operating performance.

Question:
 And then on Sarbanes-Oxley I think you mentioned roughly 70 million of expenses in '04. Just so, I know you have limited information, but given sort of how far you know you are in the process should we assume a similar number for 2005, or a greater number?

Michael Roth:
I certainly a similar number is appropriate. I think you can expect a slight increase in that given the issues that we're have come up recently. But, believe me, one of the reasons we're adding to our personnel on the financial organization is to mitigate the effect of the increase in professional fees. It's clearly better for us, both from a control environment as well as a cost environment, to add internal resources rather than using outside resources. So when we do get to in issuing headcount numbers in [inaudible] you'll see an increase in headcount in the financial organization because that would have a direct relationship on keeping our financial professional costs down.

Question:
Hi. You said that you were surprised by some of the misunderstandings out and I'm wondering if could you clarify a few of them? One, of the cash that you had at year end, how much of that was actually yours versus pass-through for media? Secondly, could you quantify the cost of all the waivers that you just received from your bondholders? And then -- and the hypothetical situation where were to you lose the media buying reviews that are on the -- the reviews right now for GM and L'Oreal, if you could quantify the revenue financial impact of that, and then I have a follow-up?

Michael Roth:
Okay. Why don't we do them one at a time.

Bob Thompson:
Okay. The cost of the bank waivers and amendments to date has been around 10 or $11 million.

Question:
When will that hit in the first quarter or the second quarter?

Bob Thompson:
Yes, that has to be expensed when it's paid. The amount of cash that we have on hand on our balance sheet at year-end was 1.9 billion. The nature of our business is such that most of the media pass-through cash has exited the balance sheet by the -- the end of each month, so, this is a reasonable approximation of how much cash is, quote unquote, ours. Your -- your third question was?

Question:
Hypothetically, I think you've been surprised by how much attention has been given to GM and L'Oreal --.

Michael Roth:
Yes, yes, I'll answer that. I think my comment related to the fact that in the new business, wins and losses, I think the wins that we had, as I outlined, such as when we had the GM review in Europe and we won it, didn't get as much press as the fact that the GM domestic media was put up for review. So that was my comment. We have disclosed the order of magnitude of the GM domestic review in terms of those numbers. I think the number we were talking about on a net income basis was around $5 million. So, again, although media has a huge billing number, in terms of the media that's being involved, the net effect on that, on our bottom line, is not significant. That doesn't mean to say we don't view this very seriously and we are defending that business quite vigorously, and we hope to, in fact, be successful on that. We have not put out numbers on L'Oreal and at this point I don't think we should be putting out that type of information.

Question:
Okay. And then just on two follow-ups if I could. I don't think you commented on this but I had to jump for a moment. Could you just talk about employee morale right now and if there's anything you've had to do financially to try to hold on to people? And then, secondly, you made a comment that I'm not quite sure I completely got on shared services in terms of the cost of it I think being greater than you might have originally anticipated. I'm wondering if you could give us a sense of order of magnitude or qualitatively what issues have surfaced?

Michael Roth:
Bob, let me answer the employee morale. We've been talking to the business unit heads and people and we've been sharing on a communication basis all the events that are taking place. What I'm encouraged by is our people understand the two different buckets that we're looking at. On one is the financial control issues and fixing our filing requirements, and then the other is the tone of our business and evidenced by the three big wins that we had, both Computer Associates, Nokia, and Intel, I think that the morale of the people they're feeling very good about what they're doing and their competitiveness in the marketplace. In terms of compensation, obviously we're in the incentive comp mode right now. And performance of our agencies, in fact, some of our agencies had some of their best years ever, and those people will be rewarded appropriately based on their performance. So I do not believe, as noted somewhere recently I read, that we have significant issues on employee morale. In fact, the exact opposite. I get a sense that the people are basically being very competitive out there, they feel good about our offerings, we've added some very good people from the marketplace to our resources, and I think the fact that we're so competitive is a positive for the employee morale. On shared services, I think Bob was referring to that.

Bob Thompson:
Yes. Lauren, first, let me clarify a comment that I made earlier. I'm told that the amount of money that we paid for getting the bank waivers and loan amendments was paid on April 1st, so that would be a second quarter event, not a first quarter event. With respect to shared services, what we said earlier on was that total professional fees were up $93 million, of which 70 were attributable to external audit fees and Sarbanes, and the balance due to our investment in shared services. This was consistent with our plans going into the year. It's not a surprise, and, we'll make a similar investment in shared services this year but we're more or less on track and we're still confident that the yields in terms of cost savings will be there.

Question:
Yes, hi there. This question is for Michael. Michael you signed a pretty, I thought, aggressive compensation agreement just six weeks ago, yet clearly financial controls are still an issue and you're still trying to get the numbers for '04 straight. What gave you the confidence, or what was the data that you based the fact that you could hit these revenue target and these margin targets? What were the things that you looked at that gave you the confidence you could get paid in a couple of years?

Michael Roth:
Well, clearly, I said it in my remarks, and I appreciate the question, I think we have tremendous and very strong brands. All right? If I start out with the notion that I'm in a situation where the brands are as competitive and as strong as we have, I'm very comfortable that we can be extremely competitive in the marketplace. I'll go back to the fact that I view these as two separate issues. One is we have financial control issues, we have reporting issues, we have filing issues, which we're throwing a lot of money at, and we will fix. On the other side of it the tone of our business is very positive. I think we've got the best assets, we are one of the leaders in using all our services to meet the needs of our clients, the recent wins where we utilize RGA and Draft in addition to our traditional advertising is an indication that we have the resources to be extremely competitive in the marketplace. So therefore I'm willing to make a bet that we'll fix these financial issues, we'll get our internal reporting issues behind us, and in the marketplace we will continue to be stronger than ever in winning new business and being effective. I have good insight into that because I see that with our recent wins and I've been meeting with our various business units. And as I indicated before, everyone is extremely positive about the offerings that they have in the marketplace, and that's what's going to win the day as we go down. And that is do we have the resources, do we have the brands, do we have the offerings that the clients are looking for? And I think the answer to that is yes. And in those areas where we have to shore up we are doing that.

Question:
If I could just ask a follow-up, I think the margins you reported was roughly 6.3% . You're looking for, sort of, 10.5 over the next couple of years, and then up to 15%. Could you just maybe highlight the key areas where you're going to see a huge -- where you're going to see that big margin shift that's going to help you get more than double your margin over the next couple of years?

Michael Roth:
Yes, I first of all, on your margin number, I assume what you just did was take the gross number and you used the operating income and came up with the margin. One of the things included in that are the professional service items that Bob alluded to that I hope will eventually be eliminated. So if you back out $100 million of those numbers I think the margin number that you're talking about is at excess of the 6.5. It's closer to 8.5 or something we're around. Although we're not giving margin numbers, but if you just did the math the way you just did it, it's --it's somewhere in that area. Obviously we've got to look at our cost profile, and we continue to do that. I think one of the big issues that we look at in our business planning for 2005 and thereafter is to look at our staff cost ratios and where we're spending our money and the net savings from shared services and the programs that we're talking about. Obviously the improvement of Lowe is a critical factor as well. And obviously with the new team in place and the creative offerings that Lowe has out there in their utilization of all our various services, we believe Lowe is in a position to complete a turnaround on its own.

Question:
Great. If I could just ask one more follow-up, the $35 million you talked about out of period, was that the same 35 that was in Q3 or is this a new number?

Michael Roth:
This is a separate number. It's a new number, and it relates principally to some of the leasehold issues that we have and that's part of one of the new items that has come up as a result of our additional analysis.

Question:
Thank you. One question since it's not subject to the ambiguities of accounting, can you give us a sense of free cash flow, what it was for the year 2004 before working capital and if you could maybe break out what you see as extraordinary professional fees and charges that should go away over time once you get past the material control issue, and highlight cash taxes, what they should be, and what you're seeing in terms of incentive comp, since you mentioned that for 2004? Thank you.

Michael Roth:
Well, certainly those questions are specific numbers relating to our 2004 results that we can't really comment on. Free cash flow, obviously the effect of our balance sheet is something that still has to be resolved, so I'm not sure we're in a position to give free cash flow. On the professional fees, I think Bob enumerated 90 some odd million dollars --

Bob Thompson:
90 -- $93 million of incremental professional fees year-over-year. Incentives year-over-year are up modestly.

Question:
Yes. Just in terms of the bank waiver that you were able to obtain can you just go through some of the details, specifically what are the new financial covenants in that facility? Secondly, what are the terms of the extension of the maturing one-year facility? Yes, just a little bit more details with respect to the banks would be very helpful.

Michael Roth:
We’re going to turn it over to our treasurer, Ellen Johnson, who will take you through the details.

Ellen Johnson:
Sure. The 364-day was extended from May 9th to July 11th. And the financial covenants for the fourth quarter were modified as follows. Interest coverage changed from 3.75 to 1 to 3.0 to 1. Debt to EBITDA changed from 3.25 to 1 to 4.25 to 1. And the minimum EBITDA changed from 750 to 550.

Question:
And as a follow-up, realizing that you have not completed some of the audit issues but previously you had identified a range dating back to 1996 and 2001, in the comments that you've made today, are you indicating that you've now identified further issues in the more current period or is the impact that you're talking about, like specifically the 35 million in the fourth quarter, is that a flow-through from these issues that originated in that '96 to '01 period?

Michael Roth:
We had previously indicated these are the type of issues that we were looking into. These are new items we have identified. Mechanically what that means is that in the numbers, the operating income numbers that we were using, included charges for these items which properly related to prior periods. So as a result of that, since they will not be a charge in 2005, we're adding it back to the operating income in 2004 and they relate to the prior years. So they're new items that we found that related to the prior year.

Bob Thompson:
Let me make one further comment with respect to the loan covenants. We set those covenants in a very, very conservative fashion. You shouldn't take from them that this is our indication of where our actual performance will wind up. Again, these are very conservative numbers, and we expect to over-achieve them.

Question:
And just, a final question is that we've seen some fairly harsh reactions coming out of the rating agencies following some of your recent announcements. What conversations are you having with them now and how big of a priority is it for the company to see your credit profile return or improve to something more in line with your peers?

Michael Roth:
We continue to have a dialogue with all of our rating agencies. It's obviously a very important issue for us. The rating agencies were very concerned about us getting the consents and the waivers that we, in fact, have had. And if you read some of their releases you will see that that's what they refer to. In terms of the actual cost of the rating change, it's not material to us from a financial point of view. Obviously ratings are always a perception problem, and it's, therefore, important for us to continue to dialogue with the rating agencies and let them understand our liquidity and our business performance. But in terms of an actual P&L effect of the ratings changes it is not material. Let me add one other point on the item you were asking about in terms of the $35 million out of period adjustments that we referred to. What's important here is that currently these are not expected to quantifiably materially effect our prior year's earnings. Again, this is the nuances of what we're dealing with. When you go back to the prior years, on a quantifiable basis none of these adjustments become material in the years in question. And that's an important factor that we have to make.

Question:
Thank you. I have a couple here. Could you talk about the role of David Bell and I guess why he does not appear to be part of the team here on the call today? Two, one of you mentioned the shareholder lawsuit has been settled. I guess it's my understanding that that has not yet been approved by the court and whether all the recent developments cause that to be reopened or delay that further? And lastly, the one of the good things in your third quarter call was it looked like real estate, how a lot of it had been sublet or disposed of. I'm wondering, Bob, you could talk about any progress there as we look to try to find some product improvement here?

Michael Roth:
Okay. Let me cover the first two, and then I'll let Bob cover the real estate. First of all, David Bell is sitting right next to me right here in the call. As we indicated, David has been very active in dealing with new business in our existing client relationships and he continues to do that, particularly on the new business side. David and I are working very closely together, and it's not that he's not here. It just felt that we had so many different people speaking on this call, it would confuse things in the process. As far as the shareholder lawsuits, in fact, the court has approved the settlement. It was approved in December. So that issue is behind us and as far as the real estate, Bob?

Bob Thompson:
Yes. With respect to real estate, at the end of the third quarter we reported an average square feet per employee of about 300. Based on our preliminary numbers, so far for 2004, we expect that number to be about flat at the end of the year. We had said that there was a number of low hanging fruit that we could harvest. We still think that there's opportunity in real estate, but the progress will slow a bit from what you've seen during the past several quarters.

Question:
Okay. And then on charges, also you had an original bucket of $300 million. Have the banks agreed to any number larger than that as part of your discussions with them?

Ellen Johnson:
We haven't made any changes in that regard.

Bob Thompson:
We haven't made any changes in that regard.

Question:
Thanks. Michael, you've been quoted in the press as talking about initiatives that you guys are undertaking to strengthen the way your media business is pitched as far as sharing resources better across the platform. I'm wondering if you could go into a little color about that? And then on the same note, how do you strategically better position the creative agencies to leverage the talent across the platform? Thanks.

Michael Roth:
First of all, on the media, obviously you're familiar with some of the changes we've made in personnel and certainly part of our process going forward is to beef up our talent and add to those resources. As I previously indicated, we've asked John Dooner to step into the fold here given his media background, he's been very instrumental in getting our various offerings together so that we can make sure that we're optimizing the resources that we have among all our different units to meet the needs of our clients. And that's consistent with the new media offering that we're going to be making out into the future. So for the time being, John is doing an outstanding job in getting these people to talk to each other, look at our offerings and make sure that our clients' needs are being met. As we go forward we will be adding to our personnel to help strengthen these various offerings so that John could get back to running McCann Worldwide. Not that he's not doing both, but certainly it's important that we have leadership in the media combined operations as quickly as possible. Alec continues to do a great job in terms of initiative. And we're looking to beef up our talent. Your second question had to do with, I'm sorry?

Question:
Then that focus is on the media business, but what about on the creative side? What can you do to strengthen your agencies beyond just hiring talent, new talent? What can you do to leverage the talents within each of your agencies?

Michael Roth:
Well, one of the big aspects of this is to make sure that all our offerings are being utilized by all our brands. And this is something that we've spend a great deal of time and effort in, in making sure that the offerings, what we call the below the line offerings, are available and are used on a collaborative basis. I indicated we were pleased in 2004 with the amount of additional revenue as a result of the collaborative effort. We said we had $85 million of new revenue as a result of that. We continue to have dialogues between our agencies. If you look at the new wins that we had, it's an example of our agencies using our other offerings to be competitive in the marketplace. In Nokia we used Jack Morton and RGA. In Computer Associates we used Draft and RGA and our other offerings. It's that kind of collaboration that we're going to use to be more competitive in the marketplace. McCann, obviously, has all these resources within the world group but they, too, can reach out to our other offerings when necessary. So I think what you've seen in our company right now is a reaching out of all our different services, all our resources, to maximize what we bring to the table when our clients are looking for our services.

Question:
So just lastly, so should we be surprised, I mean, yes, it's nice, when naturally it all works together and people know to leverage the other resources in the company, but it sounds like perhaps what there needs to be is an office or such where there's X number of people who are responsible for when a pitch comes up, making sure all the pieces are leveraged and doing it in a more organized fashion. Should we be surprised if we see an initiative like that going forward?

Michael Roth:
Well we already have that initiative going on right now. And, in fact, again, if you look at the three big pitches that we won recently, each one of those pitches involved different sets of offerings from Interpublic, and I think that's not by accident. What we do is we look at what the clients are looking for, we look at our stable of offerings, and we see which ones would be most competitive and meet the needs of the clients. In the case of Nokia we used Lowe, we used RGA, we used Jack Morton, and those were critical in terms of what the client was looking for. In Computer Associates, Draft was significant, and obviously in Intel, the world group had most, if not all the resources that were necessary, and they, too, were able to reach out and use RGA, for example, when necessary. So it's not something new to us. In fact, if you look at Bank of America they used 15 of our agencies in meeting the needs of the Bank of America. So clearly what we're doing now is focusing early on as to what the clients need and how we can bring in these resources.

Question:
Good morning, Thank you. Couple questions. Just want to go back to professional fees. You had indicated it was incremental, about 93 million in '04. What was total?

Michael Roth:
Well, obviously, it's a number that we haven't disclosed previously. Obviously it's in excess of $93 million. Look, our professional fees are outrageous. Okay, and certainly one of our top priorities is to start whittling away at our professional fees and we're doing that by bringing in internally the expertise that are neccessary to do this. And once we get our material control weaknesses behind us, then obviously the outside reliance on professional fees will be significantly lower. So clearly it's something that we are addressing. It's not going to go away overnight. I think we already answered the question for 2005. I think the levels of professional fees that we're experiencing will continue, but I think in 2006 you'll start seeing a reduction in these professional fees.

Question:
And I think you indicated earlier in the call that you thought that the bulk of these professional fees that's being incurred in '04 and '05 would all go away?

Michael Roth:
I wouldn't say all of them will go away but a good portion of it will go away. They'll go away in two ways. One is we will have our internal capabilities so we will not have to rely on outside professionals to do that. And two, when we get the material control weaknesses behind us, the amount of work that is necessary to complete our audits will not be as substantial. So there's a double barrel effect to getting these material control weaknesses behind us. One is the reduction in outside professional fees. Two is managing our business on a more efficient basis, on a timely basis, in terms of financial information. And three, we will have a triple effect, I'm sorry, we will have additional resources internally that can address these issues.

Question:
Okay. You had indicated, Bob, that the 1.9 billion in cash is all, I think, as you sort of characterized it, excess cash on your balance sheet. If that's excess cash, what are going to do with it over the near term?

Michael Roth:
I didn't think he said it was excess cash. What he says was cash.

Bob Thompson:
Cash on our balance sheet, and I said that most of the client pass-through is gone at the end of each month, so it's a pretty fair representation of the cash that we, quote unquote, own. Given our current debt ratings, we are going to be very conservative in managing that cash as our operations improve and as our bond ratings improve, then we can talk about uses for that cash, like restoring the dividend or buying back shares, but for the foreseeable future we are going to be very, very conservative in managing the cash that we have.

Michael Roth:
I think we have time for one more question, please.

Question:
Okay. Then just clarifying, again, all things being equal, then that roughly 2 billion in cash should appear at the end of the first quarter and at the end of the second quarter, all things being equal, is that fair?

Bob Thompson:
Well, our business is seasonal, so the cash at the end of the year is traditionally at a high point, so I think at the first quarter it's lower, so you can't count on 1.9 billion being steady throughout the quarters.

Question:
Okay. And the final question. Are you guys electing FAS 123 treatment in the first quarter?

Bob Thompson:
You're talking about stock options?

Question:
Yes.

Bob Thompson:
Yes, we'll adopt that July 1.

Michael Roth:
Okay. Well, I certainly thank everyone for participating in this call. Let me say that obviously we understand that this delay is frustrating to all of you, including ourselves. By sharing whatever preliminary information we shared with you today I think is a good indication that we are trying our darnedest to make sure that you have informed information about us and how our businesses are performing. We will continue to keep you informed as we go through this process and we certainly do appreciate your patience here. The good news is that the tone of our businesses is solid, we have great brands to be competitive in the marketplace and we look forward to our conference calls when we're not talking about material control weaknesses and that we're concentrating on new business efforts and the improvement in our margin as we go forward. I thank you all for your participation.

End of Transcript.

Cautionary Statement

This conference call transcript contains forward-looking statements. Our representatives may also make forward-looking statements orally from time to time. Statements in this transcript that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in our current report on Form 8-K filed on April 5, 2005 and in our 2003 Form 10-K under the heading “Risk Factors”. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

  our ability to attract new clients and retain existing clients;
  our ability to retain and attract key employees;
  risks associated with the effects of global, national and regional economic and political conditions, including with respect to fluctuations in interest rates and currency exchange rates;
  risks arising from material weaknesses in our internal control over financial reporting;
  potential adverse effects to our financial condition, results of operations or prospects as a result of any required adjustments to prior period financial statements;
  risks associated with our inability to prepare and timely file financial statements;
  our ability to satisfy certain reporting covenants under our indentures by September 30, 2005;
  potential adverse effects if we are required to recognize additional impairment charges or other adverse accounting-related developments;
  risks associated with our inability to achieve lower costs and expenses as a result of our restructuring programs;
  potential adverse developments in connection with the ongoing SEC investigation;
  potential downgrades in the credit ratings of our securities;
  developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world; and
  the successful completion and integration of acquisitions which complement and expand our business capabilities.

Investors should carefully consider these factors and the additional risk factors outlined in more detail in our current report on Form 8-K filed on April 5, 2005 and in our 2003 Form 10-K under the heading “Risk Factors” and other SEC filings.